UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2025

SHF Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-40524	86-2409612
(Commission File Number)	(IRS Employer Identification No.)

1526 Cole Blvd., Suite 250

Golden, Colorado 80401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 431-3435

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.0001 par value per share	SHFS	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	SHFSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreement.

On September 17, 2025 (the “Closing Date”), SHF Holdings, Inc. (the “Company”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with CREO Investments LLC (“CREO”), which provides that, subject to the terms and conditions set forth therein, the Company may sell to CREO up to the lesser of (i) $150,000,000 of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock) and (ii) until such time, if ever, that stockholder approval is received (as discussed below), 582,899 shares of Common Stock (representing 19.99% of the shares of Common Stock issued and outstanding immediately prior to the execution of the Purchase Agreement, but not counting any such sales of such Common Stock to CREO that would not count toward the 19.99% because they are “at market” under applicable trading market rules).

The Company and CREO may mutually agree to increase the Total Purchase Commitment (as defined in the Purchase Agreement) (up to an aggregate of $500,000,000), in which event for every $100,000,000 in increased Total Purchase Commitment (or pro-rata portion thereof), the Company shall issue CREO, within one business day of such increased Total Purchase Commitment being agreed to by the parties, additional CREO Commitment Shares (as defined below) with a value equal to 0.75% of such increased Total Purchase Commitment.

Additionally, on September 17, 2025, the Company and CREO entered into a registration rights agreement (the “CREO Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale of Common Stock that may be issued to CREO under the Purchase Agreement.

Upon initial satisfaction of certain conditions contained in the Purchase Agreement, and from time to time thereafter, and on any business day selected by the Company where the closing sale price of the Company’s Common Stock is equal to or greater than $1.00, the Company shall have the right, but not the obligation, to direct CREO to purchase shares of Common Stock at the applicable VWAP Purchase Price (as defined below). Such sales of Common Shares by the Company, if any, are subject to certain limitations as set forth in the Purchase Agreement, and may occur from time to time, at the Company’s sole discretion, over the period commencing on the date that all of the conditions to the Company’s right to commence such sales are satisfied.

Unless earlier terminated as provided therein, the Purchase Agreement will terminate automatically, without any further action or notice by any party, on the earliest to occur of (a) the expiration of the above-referenced registration statement, (b) the date on which CREO shall have purchased the Aggregate Limit (as defined in the Purchase Agreement) pursuant to the Purchase Agreement, (c) the date on which the Common Stock shall have failed to be listed or quoted an eligible trading market, (d) the thirtieth (30th) trading day next following the date on which, pursuant to or within the meaning of any bankruptcy law, the Company commences a voluntary case or any party commences a proceeding against the Company, in each case that is not discharged or dismissed prior to such thirtieth (30th) trading day, (e) the date on which, pursuant to or within the meaning of any bankruptcy law, a custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors and (f) the thirty-six (36) month anniversary of the Closing Date.

For purposes of the Purchase Agreement, the “VWAP Purchase Price” means the purchase price per share of Common Stock to be purchased by CREO that is equal to the lesser of ninety percent (90%) of (a) the lowest sale price of the Common Stock on the applicable VWAP Purchase Date (as defined in the Purchase Agreement) and (b) the volume-weighted average price during the applicable VWAP Purchase Period (as defined in the Purchase Agreement).

As consideration for CREO’s commitment to purchase shares of Common Stock pursuant to the Purchase Agreement, the Company agreed to issue to CREO $1.0 million in stated value of a series of a to be designated series of preferred stock with such terms as mutually agreeable between us and CREO, with each such share having a stated value of $1,000 (the “CREO Commitment Shares”) following the creation of such CREO Commitment Shares.

Under applicable rules of the Nasdaq Stock Market (“Nasdaq”), in no event may the Company issue or sell to CREO under the Purchase Agreement more than that number of shares of its Common Stock which equals 19.99% of the Common Stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless the Company first obtains stockholder approval to issue shares of Common Stock in excess of the Exchange Cap in accordance with applicable Nasdaq listing rules.

The net proceeds under the Purchase Agreement to the Company will depend on the frequency of sales and the number of Common Shares sold to CREO and prices at which the Company sells Common Shares to CREO. The Company expects that any net proceeds received by the Company from such sales to CREO will be used for working capital and general corporate purposes. Management of the Company believes that it is in the Company’s best interests to have the flexibility to sell Common Shares pursuant to the Purchase Agreement, subject to market conditions.

The foregoing descriptions of the Purchase Agreement and the CREO Registration Rights Agreement are qualified in their entirety by reference to the full text of the Purchase Agreement and the CREO Registration Rights Agreement, each of which is attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and each of which is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any Common Shares, nor shall there be any sale of Common Shares in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Common Stock Purchase Agreement, dated as of September 17, 2025, between SHF Holdings, Inc. and CREO Investments LLC.
10.2	Registration Rights Agreement dated as of September 17, 2025 between SHF Holdings, Inc. and CREO Investments LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHF HOLDINGS, INC.

Date: September 23, 2025	By:	/s/ Terrance E. Mendez
Terrance E. Mendez
Chief Executive Officer